UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 12, 2025
BLACKROCK PRIVATE CREDIT FUND
(Exact name of registrant as specified in its charter)
Delaware	814-01485	87-4655020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Hudson Yards New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 810-5800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:  None
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☒ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 12, 2025, BlackRock Private Credit Fund Leverage I, LLC, a Delaware limited liability company and wholly-owned subsidiary of BlackRock Private Credit Fund, a Delaware statutory trust, amended its existing combined $150 million revolving credit and $500 million term loan facility with PNC Bank, National Association as facility agent pursuant to that certain Amendment No. 2 to First Amended and Restated Credit and Security Agreement (the “Second Amendment”) to extend the commitment period for certain undrawn term loan commitments to May 2, 2026.
The description above is only a summary of the material provisions of the Second Amendment and is qualified in its entirety by reference to the Second Amendment, a copy of which is filed as Exhibit 10.1, to this current report on Form 8-K and incorporated herein by reference.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1
Amendment No. 2 to First Amended and Restated Credit and Security Agreement, dated as of December 12, 2025, by and among BlackRock Private Credit Fund Leverage I, LLC as borrower, PNC Bank, National Association as facility agent and lender, and State Street Bank and Trust Company as collateral agent and custodian(1)

(1) Exhibits and schedules to Exhibit 10.1 have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BlackRock Private Credit Fund

Date: December 18, 2025	By:	/s/ Erik L. Cuellar
	Name:	Erik L. Cuellar
	Title:	Chief Financial Officer and Treasurer